EXHIBIT 1

Letter From Larry O'Donnell, CPA, P.C., Dated November 9, 2010

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                                                                2228 South Fraser Street
Fax (303) 369-9384                                                                                                                                                 Unit I
Email  larryodonnellcpa@comcast.net                                                                                                                            Aurora, Colorado  80014
www.larryodonnellcpa.com

November 9, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:          Global Entertainment Holdings, Inc.
File No. 000-49679

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for Global Entertainment Holdings, Inc. We have read the statements of Global Entertainment Holdings, Inc., pertaining to our firm included under Item 4.01 of their Form 8-K, dated November 9, 2010, and agree with such statements as they pertain to our firm.

Regards,

/s/ LARRY O’DONNELL, CPA, P.C.

LARRY O’DONNELL, CPA, P.C.
Certified Public Accountants